Exhibit 10.4

Agreement Concerning Stock Options

This Agreement Concerning Stock Options (“Agreement”) is made and executed as of the ____ day of ______________, 2008, by and between ____________, an individual (the “Option Holder”) and 1st Independence Financial Group, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company has adopted the 2004 Omnibus Stock Option Plan (the “Plan”); and

WHEREAS, pursuant to the Plan, the Option Holder has been granted the right to purchase ______ shares of 1st Independence Common Stock for an exercise price of $______ per share (the “Options”); and

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of February 26, 2008, with MainSource Financial Group, Inc., an Indiana corporation (“MainSource”) and 1st Independence Bank, Inc. (the “Merger Agreement”), pursuant to which, among other things:  (i) the Company will merge with and into MainSource (the “Merger”); (ii) MainSource will, for each 1st Independence Stock Option outstanding at the Effective Time of the Merger, pay cash equal to the amount determined pursuant to Section 2.01(b) of the Merger Agreement; and (iii) the Company has agreed to use its best efforts to obtain a written consent from each holder of a 1st Independence Stock Option agreeing to the disposition of such option in accordance with the provisions of Section 2.01 of the Merger Agreement (unless such holder exercises said option prior to the Effective Time in accordance with the terms thereof) and to accept the consideration provided for in the Merger Agreement, if any, in exchange for the termination of such stock options; and

NOW THEREFORE, in consideration of the recitals and representations contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties enter into this agreement as of the date first written above and agree as follows:

AGREEMENT

1. Capitalized terms used in this Agreement shall have the meanings set forth in the Merger Agreement unless otherwise expressly defined herein.

2. Pursuant to Section 2.01(b) of the Merger Agreement, as of the Effective Time, the Options for _________ shares of 1st Independence Common Stock are to be converted into the right to receive a cash payment in an amount equal to the product of (A) the sum of (i) (x) $5.475, subject to adjustment as provided in Section 2.02 of the Merger Agreement, plus (y) the product of the Average Share Price of MainSource Common Stock (as defined below) multiplied by 0.881036 (which Exchange Ratio may be adjusted as provided in the Merger Agreement), less (ii) the per share exercise price for each share of 1st Independence Common Stock subject to such Options, multiplied by (B) the number of shares of 1st Independence Common Stock subject to such Options; provided, however, that the payer or its successor may withhold from such cash payment those taxes required to be withheld by applicable law, if any.  Upon the receipt of such payment, if any, the Options shall terminate and be without further force and effect as of the Effective Time.  The Average Share Price of MainSource Common Stock shall be equal to the average per share closing prices of a share of MainSource Common Stock as quoted on the Nasdaq Stock Market during the ten trading days preceding the fifth (5th) calendar day preceding the Effective Time.

3. If the calculation of the payment due with respect to the Options described in Section 2 above results in a negative number, then the Option Holder agrees the Options shall still terminate and be without further force and effect as of the Effective Time, notwithstanding the fact that no payment will be made with respect thereto pursuant to Section 2 above.  The Option Holder acknowledges that MainSource and the Company are relying on the Option Holder’s agreement to the foregoing in connection with the transactions contemplated in the Merger Agreement and such reliance constitutes adequate consideration for the termination of the Options.

4. The Option Holder consents to the actions to be taken with respect to the Options as described above.  Should the Option Holder desire to exercise any Options prior to the Effective Time, the Option Holder must do so in accordance with the terms and conditions of the Options and the Plan and such exercise must occur no later than the fifth business day prior to the Effective Time of the Merger.  Any exercise of the Options shall correspondingly reduce the number of shares subject to the Options and the cash payment, less applicable withholdings, to otherwise be paid the Option Holder under Section 2 above, if any.

5. This Agreement constitutes the entire understanding between the Company and the Option Holder relating to the Options and their disposition in the Merger and supersedes any matters to the contrary that may be contained in the Plan or any other agreement or document relating to the Options.  However, this Agreement does not otherwise supersede the terms and conditions of the Merger Agreement, which shall otherwise be controlling.

6. No amendment or additions to this Agreement shall be binding unless made in writing and signed by both parties hereto.

7. If for any reason the Merger is not consummated, this Agreement shall be null and void and of no force or effect.

8. This Agreement shall be governed by the laws of the State of Indiana.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

“Company”

1ST INDEPENDENCE FINANCIAL GROUP, INC.

By:______________________________
      N. William White, President and CEO

“Option Holder”

______________________________________
Signature

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